UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February __, 2020 (December 10, 2019)

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 7th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	NYSE American
7.50% Series A Cumulative Redeemable Preferred Stock,	PLYM-PrA	NYSE American
par value $0.01 per share

Explanatory Note

On December 10, 2019, Plymouth Industrial REIT, Inc. (the “Company”) announced that on December 4, 2019, it completed the previously announced acquisition of (1) a nine-building industrial portfolio located in Indianapolis, Indiana for an aggregate purchase price of $49.815 million (the “Shadeland Commerce Center”) and (2) an industrial property located in Indianapolis for a purchase price of $12.15 million (“7901 West 21st Street”).

This Current Report on Form 8-K/A amends Item 9.01 of the original Form 8-K filed on December 10, 2019 to present the historical financial statements and the unaudited pro forma financial information required to be filed by Item 9.01(a) and (b), for the Company’s acquisition of the Shadeland Commerce Center and 7901 West 21st Street.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The statements of revenues and certain operating expenses of the Shadeland Commerce Center and 7901 West 21st Street for the nine months ended September 30, 2019 (unaudited) and the year ended December 31, 2018, along with the accompanying notes to the statements of revenues and certain operating expenses for the periods presented, are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(b)	Pro-forma Financial Information

This Current Report on Form 8-K/A includes the Company’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, the Company’s unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 and notes to the unaudited pro forma condensed consolidated financial statements. This unaudited condensed consolidated financial information is filed as Exhibit 99.3 to this Current Report on Form 8-K/A and is incorporated herein by reference.

This unaudited pro forma financial information is not necessarily indicative of the expected financial position or results of the Company’s operations for any future period. Differences could result from numerous factors, including future changes in the Company’s portfolio of investments, changes in interest rates, changes in the Company’s capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received from the Company’s existing leases or leases the Company may enter into during and after 2020, and for other reasons.

(d)	Exhibits

23.1	Consent of Independent Auditors

99.1	Statements of revenues and certain operating expenses of the Shadeland Commerce Center for the nine months ended September 30, 2019 (unaudited) and the year ended December 31, 2018, and the notes to the statements of revenues and certain operating expenses for the periods presented.

99.2	Statements of revenues and certain operating expenses of 7901 West 21st Street for the nine months ended September 30, 2019 (unaudited) and the year ended December 31, 2018 (audited) and the notes to the statements of revenue and certain operating expenses for the periods presented.

99.3	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 and notes to the unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: February 18, 2020	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer